Abacus Life Announces Agreement to Acquire FCF Advisors
Acquisition accelerates expansion of ABL Wealth with a diverse suite of products
Deal will add up to $600 million in AUM to Abacus
ORLANDO, Fla., August 7, 2024 (GLOBE NEWSWIRE) -- Abacus Life, Inc. (“Abacus” or the “Company”) (NASDAQ: ABL), a pioneering alternative asset manager specializing in longevity and actuarial technology, today announced a definitive agreement to acquire FCF Advisors (“FCF”), a New York-based asset manager and index provider specializing in free cash flow-focused investment strategies. The acquisition of FCF, which has approximately $600 million in assets under management, is firmly aligned with Abacus’ ongoing expansion of ABL Wealth and its suite of products.
Over the past decade, FCF has become a recognized leader in free cash flow analytics and research. The firm has pioneered the free cash flow quality model which serves as the foundation for the firm’s quantitative investment process. FCF Advisors has a suite of core and thematic free cash flow equity strategies and offers over 50 customizable free cash flow index strategies covering 8 global equities allocation categories available in separately managed accounts (“SMA”)/white label SMA and model delivery.
“We are excited to welcome FCF Advisors into the Abacus Life family,” said Jay Jackson, CEO of Abacus Life. “The addition of FCF Advisors will significantly expand our offerings within ABL Wealth, bringing us closer to our goal of delivering comprehensive, lifespan-based financial advisory services and products. This acquisition aligns perfectly with our vision of providing clients with holistic and tailored financial solutions throughout their lives.”
Transaction Details
Transaction is subject to customary closing conditions. The transaction is expected to close in the fourth quarter of 2024.
Advisors
Burr & Forman is acting as legal counsel to Abacus Life. Dynasty Investment Bank is acting as exclusive financial advisor to FCF Advisors, and DLA Piper, Stradley Ronon Stevens & Young and Rivkin Radler are acting as legal counsel to FCF Advisors.
About Abacus Life, Inc.
Abacus is a leading global alternative asset manager and market maker that specializes in the use of advanced longevity and actuarial technology to purchase life insurance policies from consumers seeking liquidity, while creating a high-returning asset class of insurance products, uncorrelated to market fluctuations, for institutional investors. With more than $2 billion in assets under management, Abacus is the only publicly traded licensed life policy origination company and asset manager.
The company’s pioneering experience in the life planning space has created growth into new verticals. The longevity-based wealth management service and investment offerings, called ABL Wealth, uses Abacus’ decades of data and proprietary algorithms to help financial advisors create more customized plans for clients and access to uncorrelated investment funds. The ground-breaking technology service, called ABL Tech, provides advanced real-time data tracking and analysis for pensions funds, governments, insurance companies, retirement associations and more. With each new channel, Abacus is revolutionizing the future of life insurance.
www.abacuslife.com

Forward Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are based on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
Contacts:
Abacus Life Investor Relations
investors@abacuslife.com
Abacus Life Public Relations
press@abacuslife.com